UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 22, 2018

FINANCIAL ENGINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34636	94-3250323
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	I.R.S. Employer Identification Number)

1050 Enterprise Way, 3d Floor Sunnyvale, California		94089
(address of principal executive offices)		(Zip Code)

(408) 498-6000

(Registrant’s telephone number, Including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (127 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07Submission of Matters to a Vote of Security Holders.

Financial Engines, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders on May 22, 2018. There were 63,451,962 shares of common stock entitled to vote at the Annual Meeting, of which 60,426,073 shares were voted in person or by proxy. The following matters were voted upon as follows:

Proposal 1:Election of three Class II directors to hold office until the 2021 Annual Meeting of Stockholders or until their successors are elected and qualified:

NOMINEES	FOR	WITHHELD	BROKER NON- VOTES
E. Olena Berg-Lacy	56,887,617	1,057,342	2,481,114
John B. Shoven	56,933,105	1,011,854	2,481,114
David B. Yoffie	57,314,734	630,225	2,481,114

Proposal 2:The ratification of the appointment of KPMG LLP as Financial Engines’ independent registered public accountants:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
60,037,994	297,931	90,148	0

Proposal 3:An advisory vote to approve executive compensation:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
40,357,078	16,075,985	1,511,896	2,481,114

Proposal 4:A vote to approve the Employee Stock Purchase Plan:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
57,650,369	240,933	53,657	2,481,114

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2018

FINANCIAL ENGINES, INC.

By:	/s/ Lewis E. Antone, Jr.
Lewis E. Antone, Jr.
EVP, General Counsel and Secretary